UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 3, 2018

InterDigital, Inc.

(Exact name of Registrant as Specified in Charter)

Pennsylvania	1-33579	82-4936666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Bellevue Parkway, Suite 300 Wilmington, Delaware		19809-3727
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 281-3600

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Holding Company Reorganization

On April 3, 2018, for the purpose of reorganizing its holding company structure, InterDigital, Inc., a Pennsylvania corporation and existing NASDAQ-listed registrant (the “Predecessor Company”), executed an Agreement and Plan of Merger (“Merger Agreement”) with InterDigital Parent, Inc., a Pennsylvania corporation (the “Successor Company”) 100% owned by the Predecessor Company, and another newly formed Pennsylvania corporation owned 100% by the Successor Company (“Merger Sub”). Pursuant to the Merger Agreement, on April 3, 2018, Merger Sub merged (the “Merger” or “Reorganization”) with and into the Predecessor Company with the Predecessor Company surviving. As a result of the Merger, the Predecessor Company is now a wholly-owned subsidiary of the Successor Company. Neither the business conducted by the Successor Company and the Predecessor Company in the aggregate, nor the consolidated assets and liabilities of the Successor Company and the Predecessor Company, in the aggregate, will change as a result of the Reorganization. A copy of the Merger Agreement is attached hereto as Exhibit 2.1.

At the time the Merger Agreement was executed, the Successor Company was a direct, wholly owned subsidiary of the Predecessor Company and Merger Sub was a wholly-owned subsidiary of the Successor Company and an indirect subsidiary of the Predecessor Company. Pursuant to Section 321(d)(4) of the Pennsylvania Business Corporation Law of 1988, shareholder approval was not required for the Merger.

By virtue of the Merger, each share of the Predecessor Company’s outstanding common stock has been converted, on a share-for-share basis, into a share of common stock of the Successor Company. As a result, each shareholder of the Predecessor Company has become the owner of an identical number of shares of common stock of the Successor Company.

Immediately following the Reorganization, the Successor Company was renamed as “InterDigital, Inc.” just like the Predecessor Company’s name prior to the Merger, and the Predecessor Company was renamed “InterDigital Wireless, Inc.” The Successor Company’s common stock will be traded under the name “InterDigital, Inc.” and will continue to be listed on the NASDAQ Global Select Market under the ticker symbol “IDCC.” Furthermore, the CUSIP number for the Successor Company’s common stock will be the same as the CUSIP number was for the Predecessor Company’s common stock.

In addition, each outstanding stock option and restricted stock unit (“RSU”) with respect to the acquisition of shares of the Predecessor Company’s common stock now represents an option or RSU, as the case may be, with respect to the acquisition of an identical number of shares of the Successor Company’s common stock, upon the same terms and conditions as the original option or RSU.

The conversion of shares of capital stock in the Merger occurred without an exchange of certificates. Accordingly, certificates formerly representing shares of outstanding common stock of the Predecessor Company are deemed to represent the same number of shares of common stock in the Successor Company. Shareholders do not need to exchange their share certificates.

The provisions of the articles of incorporation and bylaws of the Successor Company, attached hereto as Exhibits 4.1 and 4.2, respectively, are the same as those of the Predecessor Company prior to the Merger. The authorized capital stock of the Successor Company, the designations, rights, powers and preferences of such capital stock and the qualifications, limitations and restrictions thereof are also the same as those of the Predecessor Company immediately prior to the Merger. The directors and executive officers of the Successor Company are the same individuals who were directors and executive officers, respectively, of the Predecessor Company immediately prior to the Merger.

Upon consummation of the Merger, the Successor Company’s common stock was deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3(a) promulgated thereunder. For purposes of Rule 12g-3(a), the Successor Company, is the successor issuer to the Predecessor Company.

As previously disclosed, on March 9, 2018, the Board of Directors of the Predecessor Company declared a regular quarterly cash dividend of $0.35 per share on the Predecessor Company’s common stock (the “Dividend”), payable on May 1, 2018 (the “Dividend Payment Date”) to shareholders of record at the close of business on April 23, 2018 (the “Dividend Record Date”). The Successor Company will pay the Dividend on the Dividend Payment Date to the shareholders of record of the Successor Company on the Dividend Record Date.

First Supplemental Indenture

On April 3, 2018, the Predecessor Company (now known as InterDigital Wireless, Inc.) and the Successor Company (now known as InterDigital, Inc.) entered into a First Supplemental Indenture (the “Supplemental Indenture”) with The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), to that certain Indenture, dated as of March 11, 2015 (the “Indenture”), between the Predecessor Company and the Trustee, pursuant to which the Predecessor Company issued its 1.50% Senior Convertible Notes due 2020 (the “Notes”).

The Supplemental Indenture effects certain amendments to the Indenture in connection with the Merger which will, among other things, amend the conversion right of the Notes so that at the effective time of the Merger, the holder of each Note outstanding as of the effective time of the Merger will have the right to convert, subject to the terms of the Indenture, each $1,000 principal amount of such Note into the number of shares of the Successor Company’s common stock that a holder of a number of shares of the Predecessor Company’s common stock equal to the conversion rate immediately prior to the effective time of the Merger would have been entitled to receive upon the Merger. Pursuant to the Supplemental Indenture, the conversion rate of the Notes immediately following the effective time of the Merger is now 13.9392 shares of the Successor Company’s common stock per $1,000 principal amount of Notes.

Pursuant to the Supplemental Indenture, the Successor Company guaranteed the Predecessor Company’s obligations under the Notes and the Indenture.

A copy of the Supplemental Indenture, attached hereto as Exhibit 4.3, is incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 under the heading “First Supplemental Indenture” is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 under the heading “First Supplemental Indenture” is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The relevant information contained in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 3, 2018, by and among InterDigital, Inc., InterDigital Parent, Inc. and InterDigital Merger Sub, Inc.

4.1	Amended and Restated Articles of Incorporation of InterDigital, Inc. (as amended April 3, 2018).

4.2	Amended and Restated Bylaws of InterDigital, Inc.

4.3	First Supplemental Indenture, dated as of April 3, 2018, among InterDigital Wireless, Inc., InterDigital, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InterDigital, Inc.

Date: April 3, 2018	By:	/s/ Jannie K. Lau
		Name:	Jannie K. Lau
		Title:	Chief Legal Officer, General Counsel and Corporate Secretary